Exhibit 10.17
Lease Agreement
THIS INSTRUMENT IS A LEASE, dated as of September 26, 2007 (the “Effective Date”), in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the “Building”) known as Two Batterymarch Park located at One Pine Hill Drive, Quincy, MA. The parties to this instrument hereby agree with each other as follows:
ARTICLE I
BASIC LEASE PROVISIONS
1.1 Introduction
The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.
1.2 Basic Data

Landlord:	Two Batterymarch LLC,
a Massachusetts limited liability company

Landlord’s Original Address:	One Batterymarch Park
Quincy, MA 02169-7471
Attention: Maureen Brodoff, Esq., General Counsel

Tenant:	BioEnergy International, LLC,
a Delaware limited liability company
99 Longwater Circle
Norwell, MA 02061
F: (781) 681-5055
Attn: Stephen J. Gatto

Tenant’s Original Address:	99 Longwater Circle
Norwell, MA 02061
F: (781) 681-5055
Attn: Stephen J. Gatto

Guarantor:	None.

Basic Rent:	Year 1: $23.50 per square foot of the Premises Rentable Area per annum

Year 2: $24.50 per square foot of the Premises Rentable Area per annum

Year 3: $25.50 per square foot of the Premises Rentable Area per annum

Year 4: $26.50 per square foot of the Premises Rentable Area per annum

Year 5: $27.50 per square foot of the Premises Rentable Area per annum

Premises Rentable Area:	Approximately 13,856 square feet located on the third (3rd) floor of the Building.

Permitted Uses:	General office uses.

Escalation Factor:	As computed in accordance with the Escalation Factor Computation.

Initial Term:	Commencing on the Effective Date and expiring at the close of the day on October 31, 2012.

Security Deposit:	$96,250.00.

Base Operating Expenses:	Calendar Year 2008 Base Taxes: Fiscal Year 2008

Base Taxes:	Fiscal Year 2008

Public Liability Insurance:	$500,000 per occurrence (combined single limit) for property damage, personal injury or death.
1.3 Additional Definitions
Broker: See Section 14.22.
Building Rentable Area: 104,718 square feet.
Business Days: All days except Sunday, New Year’s Day, Martin Luther King Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that Landlord presently or in the future recognizes as holidays for Landlord’s general office staff.
Commencement Date: The Effective Date.
Default of Tenant: As defined in Section 13.1.
Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.
Escalation Factor Computation: Premises Rentable Area divided by Building Rentable Area.
Operating Expenses: As determined in accordance with Section 9.1.
Operating Year: As defined in Section 9.1.

Premises: A portion of the Building as shown on Exhibit FP annexed hereto.
Property: The Building and the land parcels on which it is located (including adjacent sidewalks).
Rent Commencement Date: March 1, 2008.
Tax Year: As defined in Section 8.1.
Taxes: As determined in accordance-with Section 8.1.
Tenant’s Removable Property: As defined in Section 5.2.
Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.
ARTICLE II
PREMISES AND APPURTENANT RIGHTS
2.1 Lease of Premises
Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.
2.2 Appurtenant Rights and Reservations
a.	Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used. Notwithstanding anything herein to the contrary, Tenant shall have access to the Premises and to the Building’s elevators and loading docks 24 hours per day, 7 days per week. The Premises shall be designated a non-smoking area and Tenant will comply, and cause its employees and invitees to comply, with Building regulations regarding non-smoking areas.
b.	Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof, and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) utility lines, pipes and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by

Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.
c.	Tenant shall have the non-exclusive right to use three (3) parking spaces per 1,000 rentable square feet of the Premises. Landlord shall have no responsibility for policing the use of the parking spaces.
ARTICLE III
BASIC RENT
3.1 Basic Rent
a.	Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Landlord or Landlord’s designee, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.
b.	Basic Rent for any partial month shall be prorated on a daily basis, and if the Term of this Lease commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the Rent Commencement Date and shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the Rent Commencement Date to the last day of the month in which such Rent Commencement Date occurs plus the installment of Basic Rent for the succeeding calendar month. In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 2% of the amount of any Basic Rent payment not paid when due.
ARTICLE IV
TERM OF LEASE
4.1 Commencement Date
The Commencement Date shall be the Effective Date.
4.2 Preparation of the Premises
a.	Except as described in Section 4.2(c) below, Landlord shall deliver the Premises to Tenant in their “as is,” “where is” condition, it being expressly acknowledged that Tenant shall be responsible, at Tenant’s sole cost and expense (except as provided in subparagraph b below), for any installations or alterations necessary for Tenant’s occupation of the Premises, which installations and alterations shall be completed in accordance with subparagraph b below and Section 5.2 hereof.
b.	Subject to Section 5.2 hereof, in connection with alterations and improvements to the Premises that are intended to be undertaken by Tenant with respect to the initial preparation of the Premises for Tenant’s business to be conducted therein (the “Tenant Work”), Landlord shall pay that portion of the total cost thereof up to an amount equal to Two Hundred Eighty Thousand and 00/100 Dollars ($280,000.00) (the “Tenant Allowance”) (representing the product of $20.00 per rentable square foot multiplied by the number of rentable square feet contained in the Premises), which may be applied to any construction-related costs associated with the Tenant Work. In no event shall Landlord pay more than the actual out of pocket costs of the Tenant Work up to the amount of the Tenant Allowance, and the Tenant shall be responsible for all other costs thereof. Landlord shall pay the Tenant Allowance to Tenant in one or more increments within thirty (30) days of receipt of a statement therefore from Tenant along with (i) copies of invoices showing payment by Tenant of the Tenant Work then completed, (ii) written certification by a licensed architect that the Tenant Work was performed in accordance with the provisions of Section 5.2 of the Lease, and (iii) lien waivers from all contractors and subcontractors with respect to such completed Tenant Work. The Tenant Allowance must be disbursed to Tenant on or before the date that is twelve (12) months from the Effective Date, and Landlord shall retain any unused portion of the Tenant Allowance.
c.	On or before December 31, 2007, Landlord shall install fifteen (15) new exterior windows within the Premises and replace the window films on all exterior windows located within the Premises. Landlord and Tenant hereby agree to cooperate in the coordination of such installation and replacement in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Building or Premises.
ARTICLE V
USE OF PREMISES
5.1 Permitted Use
a.	Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.
b.	Tenant agrees to conform to the following provisions during the Term of this Lease:
i.	Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;
ii.	Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the

Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building, and to provide building standard signage at Tenant’s entrance door.
iii.	Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;
iv.	Tenant shall not operate any cooking apparatus (except for coffee making equipment and microwaves), or locate any vending machines, in the Premises; and
v.	Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.
5.2 Installations and Alterations by Tenant
a.	Tenant shall make no alterations, additions or improvements (collectively, “Improvements”) in or to the Premises without Landlord’s prior written consent provided that subsequent to the completion of the initial Tenant Work, Landlord’s consent shall not be required if such Improvements (i) are non-structural, do not affect any Building systems, and do not exceed in the aggregate a cost of twenty-five thousand dollars ($25,000.00), or (ii) are of a decorating nature (i.e., carpeting, painting, wallpaper) irrespective of the cost. With respect to Improvements requiring Landlord’s consent, Landlord shall not unreasonably withhold, condition or delay its consent for non-structural Improvements to the Premises. Notwithstanding the foregoing, in no event shall Tenant make any alterations or modifications to the entry doors to the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. All Improvements shall:
i.	Be performed in a good and workmanlike manner and in compliance with all applicable laws;
ii.	Be made only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably conditioned, delayed or withheld;
iii.	Be made at Tenant’s sole expense (except as described in Article IV hereof), and at such times and in such manner as Landlord may from time to time designate;

iv.	Become part of the Premises and the property of Landlord; and
v.	Other than work relating to the installation of IT or phone services within the Premises, be performed by union contractors and laborers. Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.
b.	All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the Property of Tenant and shall be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.
c.	Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic’s lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien. Landlord shall have the option, but not the obligation, of removing, bonding over or paying such lien if Tenant has not done so within ten (10) days following the filing of the same, and any amounts paid by Landlord therefor shall be paid to Landlord within ten (10) days after invoice therefor as additional rent hereunder.
ARTICLE VI
ASSIGNMENT AND SUBLETTING
6.1 Prohibition
a.	Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any subletting (except to another tenant in the Building or other buildings owned by Landlord or its beneficiaries), will not be unreasonably conditioned, delayed or withheld. In all other cases, Landlord’s consent may be withheld in its sole discretion. The foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to a subsidiary wholly-owned by Tenant, a controlling corporation (which owns all of the outstanding stock of Tenant), any other corporation, the stock in which is wholly-owned by the stockholders of Tenant, a successor to Tenant by merger or consolidation, or the purchase of all or substantially all of the capital stock or assets of Tenant, provided that the successor or purchaser, as the case may be, (a) continues to operate the business of Tenant from the Premises as a going concern and (b) has a net worth after such transaction at least equal to Tenant’s net worth as of the date of this Lease (each a “Tenant Affiliate”); provided that Tenant shall prior to the effective date of such assignment provide to Landlord evidence reasonably satisfactory to Landlord that, as of the date of such assignment, the assignee shall have a net worth equal to or greater than that of Tenant. It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a subsidiary or controlling corporation, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.
b.	If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.
6.2 Excess Payments
If:
i.	The rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic Rent and Escalation Charges allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant’s subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant, Tenant shall pay to Landlord, as an additional charge, 100% of such excess, monthly as received by Tenant; or

ii.	Any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including brokerage commissions to a licensed broker and the cost of preparing space for the assignee, Tenant shall pay to Landlord, as an additional charge, 100% of such excess when received by Tenant.
6.3 Termination
Notwithstanding any other provision of this Article VI, except for an assignment or sublease entered into with a Tenant Affiliate, if Tenant shall assign this Lease or enter into a sublease, Landlord may elect to terminate this Lease, in the case of an assignment, or terminate this Lease as to the proposed sublease premises, in the case of subletting, by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such subletting or assignment whereupon this Lease shall so terminate thirty (30) days after the giving of such notice by Landlord with the same force and effect as if such date where the date originally established as the expiration date hereof.
ARTICLE VII
RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF
PREMISES; SERVICES TO BE FURNISHED BY LANDLORD
7.1 Landlord Repairs
a.	Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the root public areas, exterior walls, exterior windows and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the doors leading to the Premises, or for any condition in the Premises or, the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.
b.	Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.
7.2 Tenant’s Agreement
a.	Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the term, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper offices of governmental agencies having jurisdiction, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building by Tenant, Tenant’s independent contractors, or Tenant’s invitees.
b.	If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge hereunder.
7.3 Floor Load — Heavy Machinery
a.	Tenant shall not place a load upon any floor in the Premises exceeding 100 lbs. (live load) per square foot of Usable Floor Area. Notwithstanding the foregoing, Tenant may place a point load on the floor of the Premises exceeding 100 Lbs., so long as the distributed load in the area immediately surrounding said point load does not exceed 100 Lbs. per square foot. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes creating a point load in excess of 100 Lbs. per square foot, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.
b.	If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 Building Services
a.	Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. (except on Saturdays only from 8:00 a.m. to 1:00 p.m.), furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Usable Floor Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay the commercially reasonable charges as may from time to time be in effect relating to the additional air conditioning, heating or ventilation supplied to Tenant (which charges for such service, as of the date hereof, are approximately $40 per hour). Additionally, in the event that Tenant’s use of the Premises shall require heating and cooling in excess of the levels to be provided in the first sentence of this subparagraph a, such additional heating and cooling shall be Tenant’s responsibility at Tenant’s sole cost and expense. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.
b.	Landlord shall also provide:
i.	Hot water for lavatory purposes and cold water (at temperatures supplied by the City of Quincy) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter changes, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge hereunder. All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant’s sole cost and expense.
ii.	Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Schedule CS attached hereto, which cleaning specifications may be modified by Landlord from time to time in Landlord’s reasonable discretion.

iii.	Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building.
7.5 Electricity
a.	Tenant shall be responsible for all costs of electricity used in connection with the Premises including, without limitation, the cost of electricity for lights, outlets, and operation of variable-air-volume (VAV) boxes. Estimated payments on account of electricity in the amount of $1,750 (1/12 of the estimated $1.50 per rentable square foot per year) shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. Promptly after receipt by Landlord of bills for such electricity, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Lease Year covered by such bills exceed the required payments on account thereof for such Lease Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of electricity (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Lease Year are greater than estimated payments theretofore made on account thereof for such Lease Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments, due on account of such electricity as Landlord has hereunder for the failure of Tenant to pay Basic Rent.
b.	Tenant agrees in its use of the Premises that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts for all original fluorescent tubes within the Premises at Tenant’s sole cost and expense.
ARTICLE VIII
REAL ESTATE TAXES
8.1 Payments on Account of Real Estate Taxes
a.	For the purposes of this Article, the term “Tax Year” shall mean the twelve (12) month period commencing on the July 1 immediately preceding the Commencement Date and each twelve (12) month period thereafter during the Term of this Lease; and the term “Taxes” shall mean real estate taxes assessed with respect to the Property for any Tax Year.
b.	In the event that for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:
i.	The excess of Taxes over Base Taxes, multiplied by,

ii.	The Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.
c.	Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall equal to one-twelfth (1/12) of the amount required to be paid (if any) by Tenant pursuant to Paragraph b. above for the preceding Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of real estate taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of such Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.
8.2 Abatement
If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of interest) multiplied by the Escalation Factor and adjusted for any partial year; provided, that in no event shall Tenant be entitled to receive more than the amount of any payments made by Tenant on account of real estate Tax increases for such Tax Year pursuant to Paragraph b. of Section 8.1 or to receive any payment if Taxes for any Tax Year are less than Base Taxes.
8.3 Alternate Taxes
a.	If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.
b.	If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same within twenty (20) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant. Landlord shall have the same rights and remedies for nonpayment by Tenant of any such amounts as Landlord has hereunder for the failure of Tenant to pay Basic Rent.
ARTICLE IX
OPERATING EXPENSES
9.1 Definitions
For the purposes of this Article, the following terms shall have the following respective meanings:
Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.
Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation, those items enumerated in Exhibit OC annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of the Building Rentable Area was occupied by tenants, actual operating expenses incurred shall be reasonably extrapolated by Landlord on an item basis to the estimated operational expenses that would have been incurred if the Building were 95% occupied for such Operating Year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.
9.2 Tenant’s Payment
a.	In the event that Operating Expenses for any Operating Year shall be greater than Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:
i.	The excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by,
ii.	The Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.
b.	Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments (if any) on account of Operating Expenses for the preceding Operating Year. Promptly after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year (an “Actual Cost Statement”), and Landlord shall certify the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, according to the Actual Cost Statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within twenty (20) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.
In the event that the Tenant reasonably disputes the Actual Cost Statement, or portions thereof, then Tenant shall notify Landlord within sixty (60) days after receipt of the Actual Cost Statement and upon request by the Tenant, Landlord shall promptly make available to Tenant at Landlord’s address set forth above, or at such other location closer in proximity to the Premises as Landlord may make available, such information as reasonably necessary to verify such actual costs as stated in the Actual Cost Statement Tenant shall provide the results of its investigations to Landlord promptly after the conclusion thereof. Whether or not Tenant elects to contest the Actual Cost Statement, Tenant shall pay all Base Rent and Additional Rent as and when due hereunder.
ARTICLE X
INDEMNITY AND PUBLIC LIABILITY INSURANCE
10.1 Tenant’s Indemnity
To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, actions or proceedings of whatever nature arising from any act, omission or negligence of Tenant or Tenant’s contractors, licensees agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents or employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon, and the defense thereof.

10.2 Public Liability Insurance
Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from Landlord to Tenant from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without twenty (20) days’ prior notice to Landlord and shall be in at least the amounts of the Public Liability Insurance specified in Section 1.2, and a duplicate original or certificate thereof evidencing broad form contractual liability, independent contractor’s hazard and completed operation coverage and waiver of subrogation shall be delivered to Landlord.
10.3 Tenant’s Risk
To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.
10.4 Injury Caused by Third Parties
To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises adjacent to or connecting with the Premises or any part of the Property or otherwise.
ARTICLE XI
LANDLORD’S ACCESS TO PREMISES
11.1 Landlord’s Rights
Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same upon delivery of reasonable notice to Tenant (except in the case of an emergency as to which no such notice shall be required) and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgages, purchasers or tenants of any part of the Property.

ARTICLE XII
FIRE, EMINENT DOMAIN, ETC.
12.1 Abatement of Rent
If the Premises shall be damaged by fire, casualty in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.
12.2 Right of Termination
If the Premises or the Property are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within six (6) months from the time that repair work would commence), or, if as a result of any exercise of the right of eminent domain more than thirty percent (30%) of the Building or the Property is taken or a material portion of the parking is taken or there is a material impact on access to the Property (collectively, a “Taking”), then either party shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving to the other party notice of such party’s election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such Taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.
12.3 Restoration
If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the ninety (90) day period referred to in Section 12.2 (which six (6) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.
12.4 Award
Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damage to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.
ARTICLE XIII
DEFAULT
13.1 Tenant’s Default
a.	If at any time subsequent to the date of this Lease any one or more of the following events (each of which being agreed to constitute substantial defaults hereunder and being referred to herein as a “Default of Tenant”) shall happen:
i.	Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or
ii.	Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity but in no event shall such period exceed ninety (90) days; or
iii.	Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or
iv.	Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or
v.	A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);
vi.	Or if Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation;
vii.	Then in any such case:
          If such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate; and
          If such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. c. 186, or otherwise), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.
b.	If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.
c.	In the event of any termination, Landlord shall use commercially reasonable efforts to re-let the Premises and Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.
d.	At any time after such termination, whether or not Landlord shall have collected any such current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.
e.	In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:
i.	Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and
ii.	May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.
f.	If there is a Guarantor of this Lease, the happening of any of the events described in Paragraphs a.iv or a.v of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.
g.	The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.
h.	All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.
13.2 Landlord’s Default
Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.
ARTICLE XIV
MISCELLANEOUS PROVISIONS AND TENANT’S ADDITIONAL COVENANTS
14.1 Extra Hazardous Use
Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.
14.2 Waiver
a.	Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.
b.	No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.
14.3 Covenant of Quiet Enjoyment
Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other charges hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.
14.4 Landlord’s Liability
a.	No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, member or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.
b.	With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for cause due to any act or neglect of Tenant or

Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant.
c.	In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.
14.5 Notice to Mortgagee
After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord’s defaults by such holder shall be treated as performance by Landlord.
14.6 Assignment of Rents and Transfer of Titles
a.	With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.
b.	In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any event, this Lease shall be subject and subordinate to the lease between such purchaser-lessor and seller-lessee. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.
c.	Tenant hereby agrees that, except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.
d.	Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant’s performance of this Lease.

e.	Tenant shall not pay rent more than one month in advance.
14.7 Rules and Regulations
Tenant shall abide by reasonable rules and regulations established by Landlord from time to time, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.
14.8 Additional Charges
If Tenant shall fail to pay when due any sums under this Lease designated as an additional charge, Landlord shall have the same fights and remedies as Landlord has hereunder for failure to pay Basic Rent.
14.9 Invalidity of Particular Provisions
If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each teen and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
14.10 Provisions Binding, Etc.
Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.
14.11 Recording
Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Upon termination of this Lease, Tenant shall execute an instrument in recordable form acknowledging the date of termination.
14.12 Notices
Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and addressed as follows:
If Intended for Landlord:
Address to Landlord at Landlord’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).
If Intended for Tenant:
Address to Tenant at Tenant’s Original Address until the Commencement Date, and, thereafter, the Premises (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).
All such notices so addressed shall be effective (i) when delivered, if hand delivered, or (ii) one (1) day after deposit with a recognized overnight delivery service or (iii) three (3) days after deposit with the U.S. Postal Service if mailed by registered or certified mail, postage prepaid, return receipt requested.
14.13 When Lease Becomes Binding
The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.
14.14 Paragraph Headings
The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.
14.15 Rights of Mortgagee
This Lease shall be subject and subordinate to any mortgage from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease. This section 14.15 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute such instruments of subordination in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination agreement upon default of Tenant in complying with such holder’s request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord.
14.16 Status Report
Tenant agrees from time to time, upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, Escalation Charges and other charges hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of the Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Escalation Charges and other charges hereunder have been paid. Any such statement delivered pursuant to this Section 8.8 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Failure of Tenant to respond to such request from Landlord within such time shall be deemed an acknowledgment by Tenant that the facts recited in Landlord’s request are correct.
14.17 Security Deposit
a.	Tenant shall deliver to Landlord concurrent with Tenant’s execution of this Lease, the Security Deposit Amount identified in Section 1.2 above in the form of (AA) cash, or (BB) an unconditional, clean, irrevocable, fully assignable standby letter of credit (the “LOC”) ((AA) or (BB) shall be referred to herein as the “Security Deposit”). If the Security Deposit is in the form of a letter of credit, the LOC shall be issued by either Bank of America or Citizens Bank, and may be presented for payment in a location in Boston, Massachusetts. If the creditworthiness of the issuing bank materially and adversely declines, Landlord may require that the LOC be replaced with an LOC issued by a different institution which has net assets equal to or in excess of Bank of America or Citizens Bank (as measured as of the date of this Lease), and failing such replacement, Landlord may draw upon the LOC and hold the proceeds as described below. The LOC shall be in form and content as attached hereto as Exhibit E, shall have a term of not less than one (1) year, and at the end of the Term of this Lease shall have an expiration date not earlier than forty-five (45) days after the scheduled expiration date of the Term of this Lease. Tenant shall pay all expenses, points and/or fees associated with obtaining the LOC and with any transfer thereof, and any such expenses or fees shall constitute additional rent payable by Tenant hereunder. At Landlord’s election from time to time, the LOC shall name Landlord and its mortgagee as co- beneficiaries.
b.	Landlord shall hold the Security Deposit throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof (or draw upon all or any part of the LOC), to Landlord’s damages arising from any default on the part of Tenant. If there is then existing no Default of Tenant, Landlord shall return the Security Deposit, less so much thereof as shall have theretofore been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law. The parties agree that Landlord shall not first be required to proceed against the Security Deposit and the Security Deposit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. While Landlord holds the Security Deposit (or in the event Landlord draws upon the LOC and holds the amount in lieu of applying said amount drawn) Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If any portion of the Security Deposit is applied (or drawn upon in the case of the LOC), Tenant shall, within ten (10) business days after written demand therefor, reinstate the Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be a Default under this Lease. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.
c.	Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be assigned by Landlord to Landlord’s grantee or transferee. Upon any such assignment or delivery, Tenant hereby releases Landlord herein named of and from any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee therefor. This provision shall also apply to subsequent grantees and transferees. Tenant shall execute any documents reasonably necessary to effectuate such a transfer.
14.18 Remedying Defaults; Late Payments
If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in the Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. In the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other charges payable hereunder not paid when due shall bear interest at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law) from the due date thereof, as an additional charge.
14.19 Holding Over
Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1.5 times the Basic Rent plus Escalation Charges and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.
14.20 Waiver of Subrogation
Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.
14.21 Surrender of Premises
Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant’s occupancy pursuant to Article IV; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.22 Brokerage
Tenant warrants and represents that Tenant has dealt with no broker except CB Richard Ellis/New England and Meredith & Grew (the “Brokers”), in connection with the consummation of this Lease and, in the event of any other brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord shall be responsible for all fees due to the Brokers.
14.23 Intentionally Omitted.
14.24 Environmental Compliance
Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities, arising out of Tenant’s Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “toxic substances,” or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended (“RCRA”); those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, “Regulations”). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant’s activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations. Landlord, Landlord’s representatives and employees may enter the Premises at any time during the Term to inspect Tenant’s compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction. Nothing herein shall prohibit Tenant form using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this Section 14.24.
14.25 Exhibits
Exhibits OC, CS, D, E and FP attached hereto are hereby incorporated by reference as fully as if set forth herein in full.
14.26 Governing Law
This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.
14.27 Evidence of Authority
If Tenant is an entity, Tenant shall, simultaneously with the delivery to Landlord of this Lease, deliver to Landlord a Secretary’s Certificate or similar instrument evidencing that the execution of this Lease by Tenant has been properly authorized and that the individual executing this Lease on behalf of Tenant is authorized to do so.
ARTICLE XV
OPTION TO EXTEND
15.1 Tenant’s Option to Extend the Teen of this Lease
a.	Provided that at the time of the exercise of this option and at the beginning of the extension period (i) Tenant is not in default under this Lease and (ii) this Lease has otherwise not been terminated, then Tenant shall have a one time option to extend the Term for one (1) period of five (5) years commencing at the expiration of the Term (the “Extension Option”). If Tenant chooses to exercise such option Tenant shall do so by written notice to Landlord (“Tenant’s Extension Notice”) given no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the Term of this Lease. Failure of Tenant to exercise such option in a timely manner shall terminate Tenant’s right to lease and occupy the Premises beyond the Term, and shall terminate all further rights under the Extension Option set forth in this Section 15.1. The terms and conditions of this Lease during any such extension shall be the same as contained in this Lease except that the Basic Rent shall be adjusted to be the greater of (i) the Basic Rent payable during the last year of the Initial Term, which Basic Rent shall increase each year of the Extension Option by $1.00, or (ii) the then Fair Market Rent (defined below), and Tenant shall have no additional options to extend the Term.
b.	No later than fifteen (15) days after the date Landlord receives Tenant’s Extension Notice (the “Landlord’s Response Date”), Landlord shall propose a fair market rent for the Premises (the “Landlord’s Proposed Fair Market Rent”) and give written notice thereof to Tenant. “Fair Market Rent” for purposes of this Lease shall mean the rental income that the Premises would most probably command on the open market as indicated by current rentals being paid for comparable space within the Boston metropolitan area (as of the time such rental will become effective), giving due consideration to all matters as are customarily and appropriately considered by landlords and tenants engaged in leasing similar space in the Boston Metropolitan area as of the time of such determination and the terms of this. Lease, as well as such annual increases in rent for the period in question as are consistent with market conditions.
c.	Tenant shall notify Landlord in writing within fifteen (15) business days of the date of Landlord’s notice containing Landlord’s Proposed Fair Market Rent as to whether Tenant is accepting or rejecting Landlord’s Proposed Fair Market Rent (“Tenant’s Notice”). If Tenant fails to provide Tenant’s Notice to Landlord within such fifteen (15) business day period, Tenant shall be deemed to have accepted Landlord’s Proposed Fair Market Rent, which shall be the Fair Market Rent for the purposes of the first paragraph of this Section. If Tenant rejects Landlord’s Proposed Fair Market Rent (a “Tenant’s Objection Notice”), Tenant shall propose a fair market rent for the Premises in such notice (the “Tenant’s Proposed Fair Market Rent”). Landlord and Tenant shall attempt to reach agreement with respect to the Fair Market Rent within fifteen (15) days of the date of Tenant’s Objection Notice. If Landlord and Tenant fail to agree within such fifteen (15) day period, the Fair Market Rent shall be determined by the appraisal procedure described below.
d.	Unless Landlord and Tenant have agreed in writing to the Fair Market Rent within fifteen (15) days after Tenant’s objection notice, Landlord and Tenant, within twenty-five (25) days after Tenant’s objection notice, shall jointly appoint a single MAI appraiser with experience in commercial real estate including at least ten (10) years of experience in appraising office space in the Boston metropolitan office rental market and who is hereinafter referred to as an “appraiser.” Within five (5) days after the appointment of such appraiser Landlord and Tenant shall each provide a written summary of their respective determinations of the Landlord’s and Tenant’s Proposed Fair Market Rent, together with any supporting information which it deems relevant to such determination to the appraiser promptly upon his/her appointment. Within thirty (30) days of the appointment of the appraiser, the appraiser shall notify both Landlord and Tenant of its determination of the Fair Market Rent. If the appraiser’s determination of the Fair Market Rent is equal to the Landlord’s or Tenant’s Proposed Fair Market Rent or within the range between the Landlord’s and Tenant’s Proposed Fair Market Rent, then the appraiser’s determination of the Fair Market Rent will be the Fair Market Rent. If the appraiser’s determination of the Fair Market Rent exceeds both the Landlord’s and Tenant’s Proposed Fair Market Rent, then the higher of either the Landlord’s or Tenant’s Proposed Fair Market Rent shall be the Fair Market Rent. If the appraiser’s determination of the Fair Market Rent is lower than both the Landlord’s and Tenant’s Proposed Fair

Market Rent, then the lower of either the Landlord’s or Tenant’s Proposed Fair Market Rent shall be the Fair Market Rent.
e.	If Landlord and Tenant cannot agree on the identity of the appraiser, then either party on behalf of both may apply to the President of the New England Chapter of the American Institute of Real Estate Appraisers (or its successor), or on its failure or inability to appoint an appraiser within ten (10) days of the application to that person to act, to a court of competent jurisdiction, for the appointment of an appraiser to serve as the appraiser. The appraiser shall within thirty (30) days of his or her appointment make his or her determination of the Fair Market Rent.
The Fair Market Rent of the Premises, determined in accordance with the provisions of this section, shall be binding and conclusive on Tenant and Landlord.
f.	The cost and expense of the appraiser shall be shared equally by Tenant and Landlord. If, for any reason, the decision of the appraiser pursuant to this Section shall not be determined before the commencement of the extension period, then Tenant shall pay Base Rent in monthly installments at the greater of (i) the rate in effect immediately prior to the commencement of such extension period or (ii) the average of the Landlord’s Proposed Fair Market Rent and the Tenant’s Proposed Fair Market Rent until such decision of the appraiser shall be made, and upon the decision by the appraiser an appropriate adjustment shall be made, retroactive to the first day of such extension.
g.	In no event shall the date by which Tenant must exercise the Extension Option be extended for purposes of this Section. Time is of the essence with respect to this Extension Option. The Extension Option is a right personal to BioEnergy International, LLC and any Tenant Affiliate, and shall not be exercisable by any other party.
RIGHT OF FIRST OFFER
From and after October 12, 2007 Tenant shall have a one-time right of first offer as to available contiguous space on the third floor of the Building provided that (a) Tenant is not in default under this Lease beyond any applicable notice and grace periods herein contained at the time that Tenant exercises this right of first offer, (b) this Lease has not otherwise been terminated, and (c) this right of first offer shall be subject to the superior rights of existing tenants. Such offer shall be on the same terms and conditions as the terms set forth in this Lease, provided that the Basic Rent for such space shall be the greater of (a) the Basic Rent for the last year of the Initial Term (or the last year of any extension of the Term, if the Term hereof has been extended as provided in Article XV), including any increases thereof pursuant to the terms of this Lease, or (b) the Fair Market Rent determined in accordance with Section 15.1 above, and further provided that Landlord shall not be obligated to provide any Tenant Allowance for the space. Landlord shall provide written notice of the availability of the space to Tenant. If Tenant fails to accept Landlord’s offer on the terms set forth therein within seven (7) days from delivery of Landlord’s notice, Tenant shall have no further rights hereunder, time being of the essence of the foregoing provisions. Tenant shall be entitled only to accept Landlord’s offer as to the space set forth in the offer and no lesser portion thereof. In the event that Tenant provides timely written acceptance of Landlord’s offer, the parties shall enter into an amendment to this Lease which incorporates the offered space into the Premises on the terms set forth herein. This right shall be personal to BioEnergy International, LLC, and shall not be exercisable by any other party.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:	TENANT:

TWO BATTERYMARCH LLC,	BIOENERGY INTERNATIONAL, LLC
a Massachusetts limited liability company

By: National Fire Protection Association, Inc.

By: /s/ Bruce Mullen	By: /s/ Stephen J. Gatto
Name: Bruce Mullen	Name: Stephen J. Gatto
Title: CFO	Title: CEO

EXHIBIT CS
CLEANING SPECIFICATIONS
A. Premises
Daily on Business Days:
1.	Empty and clean all waste receptacles and remove waste material from the Premises; wash receptacles as necessary.
2.	Sweep and dust mop all uncarpeted areas using a dust-treated mop.
3.	Spot vacuum all rugs and carpeted areas.
4.	Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.
5.	Wash clean all water fountains.
6.	Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.
Weekly:
1.	Vacuum all rugs and carpeted areas.
Quarterly:
Render high dusting not reached in daily cleaning to include:
1.	Dusting all pictures, frames, charts, graphs and similar wall hangings.
2.	Dusting all vertical surfaces, such as walls, partitions, doors and ducts.
3.	Dusting all pipes and high moldings.
B. Lavatories
Daily on Business Days:
1.	Sweep and damp mop floors.
2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushmeters, pipes and toilet seat hinges.
3.	Wash both sides of all toilet seats.

4.	Wash all basin, bowls and urinals.
5.	Dust and clean all powder room fixtures.
6.	Empty and clean paper towel and sanitary disposal receptacles.
7.	Remove waste paper and refuse.
8.	Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.
9.	A sanitizing solution will be used in all lavatory cleaning.
Monthly:
10.	Machine scrub lavatory floors.
11.	Wash all partitions and tile walls in lavatories.
C. Main Lobby, Building Exterior and Corridors
Daily on Business Day:
1.	Sweep and wash all floors.
2.	Wash all rubber mats.
3.	Clean elevators, wash or vacuum floors, wipe down walls and doors.
4.	Spot clean any metal work inside lobby.
5.	Spot clean any metal work surrounding building entrance doors.
Monthly:
All resilient tile floors in public areas to be treated equivalent to spray buffing.
Quarterly:
Windows washed inside and outside — weather permitting.

D. Miscellaneous Services
Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant’s expense.
Initiated for Identification

LANDLORD:	TENANT:

TWO BATTERYMARCH LLC,	BIOENERGY INTERNATIONAL, LLC
a Massachusetts limited liability company

By: National Fire Protection Association, Inc.

By: /s/ Bruce Mullen	By: /s/ Stephen J. Gatto
Name: Bruce Mullen	Name: Stephen J. Gatto
Title: CFO	Title: CEO

EXHIBIT OC
ITEMS INCLUDED IN OPERATING EXPENSES
Without limitation, Operating Expenses shall include:
1.	All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.
2.	The cost of services, materials and supplies furnished to the Building or tenants thereof or used in the operation, repair, maintenance, cleaning, management and protection of the Property.
3.	The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties and of establishment of reasonable reserves relating to operation and maintenance of the Property.
4.	Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income of the Property, whether or not actually paid, or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.
5.	Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgages in the Quincy area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.
6.	If, during the Term of this Lease, Landlord shall make a capital expenditure (for the purpose of reducing Operating Expenses or required to comply with a change in the applicable law after the date of this Lease, as described below) which is not otherwise properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year during the useful life of the capital expenditure the annual charge-off of such capital expenditure. Annual chargeoff shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.
7.	Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.
8.	Betterment assessments (including interest charged thereon) provided the same are apportioned equally over the longest period permitted by law.
9.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.
Notwithstanding the foregoing, Operating Expenses shall not include costs for (i) capital expenditures, except to the extent that such capital expenditure is for the purpose of reducing Operating Expenses or is required to comply with a change in the applicable law after the date of this Lease; (ii) repair, replacements and general maintenance to the extent paid by proceeds of insurance or to the extent paid directly by Tenant or other third parties; (iii) interest, amortization or other payments made pursuant to loans to Landlord secured by the Project; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for leasing space at the Project; (vii) renovating, construction or installation of tenant improvements for space leased or to be leased to tenants; and (viii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project unless such taxes are increased due to the decrease or elimination of Taxes.
Initiated for Identification

LANDLORD:	TENANT:

TWO BATTERYMARCH LLC,	BIOENERGY INTERNATIONAL, LLC
a Massachusetts limited liability company

By: National Fire Protection Association, Inc.

By: /s/ Bruce Mullen	By: /s/ Stephen J. Gatto
Name: Bruce Mullen	Name: Stephen J. Gatto
Title: CFO	Title: CEO

Exhibit D
RULES AND REGULATIONS
The following Rules and Regulations have been formulated for the safety and well being of all Tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every Tenant will enjoy a safe and undisturbed occupancy in the Building in accordance with the lease. Any continuing violation of these Rules and Regulations by a Tenant, after notice from the Landlord, shall be sufficient cause for termination of the lease, at the option of the Landlord.
1.	The sidewalks, entrances, loading dock, atrium, elevators, vestibules, stairways, corridors, or other parts of the Building not occupied by any Tenant shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress and to from the Premises. The Landlord shall have the right to control and operate and public portions of the Building and the facilities furnished for common use of the Tenants, in such manner as the Landlord deems best for the benefit of the Tenants generally.
2.	No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord.
3.	No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on the Premises; provided, however, Tenant may place free standing fish tanks within the Premises subject to Landlord’s reasonable review and approval of the same. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or penetrate from the Premises.
4.	No inflammable, combustible or explosive fluid, chemical or substance shall be kept upon the Premises other than the materials used in the ordinary course of the Permitted Use.
5.	No additional locks or bolts of any kind shall be places upon any of the doors, nor shall any changes be made in existing locks or the mechanism thereof to the doors leading to the corridors or main halls. All entrance doors shall be kept closed during business hours except as they may be used for ingress or egress. Each Tenant shall, upon the termination of his tenancy, restore to the Landlord all keys either furnished to, or otherwise procured by such Tenant and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof.
6.	No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except in the manner and during the times approved by Lessor. Lessee shall obtain Lessor’s determination prior to moving said property into the Building. All moving of furniture, equipment, and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same. Lessor shall have the sole right to determine if Lessee’s property can be safely transported in the elevators.
7.	The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or security service. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 PM and 7:00 AM, Monday through Friday, and on Saturdays after 1:00 PM to register. Each Tenant shall be responsible for all persons for whom they authorize entry into or exit out of the Building.
8.	The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purposes.
9.	Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.
10.	Landlord does not maintain suite finishes which are non standard, such as bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenants’ expense.
11.	All Tenants and visitors are expected to observe all safety features and traffic laws in the park which include:
•	A speed limit of 20 m.p.h.
•	All stop signs are to be obeyed
•	Automobiles are not be left in the roadway at anytime
•	Automobiles are not to be left in the parking lot overnight or weekends.
•	Automobiles should be parked within marked lanes. Reserved parking and parking for the handicap signs should be respected.
12.	Landlord may, upon request by any Tenant, waive the compliance by such Tenant of any of the foregoing Rules and Regulations, provided that:
(i) No waiver shall be effective unless signed by Landlord or Landlord’s authorized agent.
(ii) Any such waiver shall not relieve such Tenant from the obligation to comply with such Rules or Regulations in the future unless expressly consented to by Landlord, and;

(iii) No waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with the foregoing Rules and Regulations unless such other Tenant has received a similar waiver in writing from Landlord.

LANDLORD:	TENANT:

TWO BATTERYMARCH LLC,	BIOENERGY INTERNATIONAL, LLC
a Massachusetts limited liability company

By: National Fire Protection Association, Inc.

By: /s/ Bruce Mullen	By: /s/ Stephen J. Gatto
Name: Bruce Mullen	Name: Stephen J. Gatto
Title: CFO	Title: CEO

EXHIBIT E
FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT

LETTER OF CREDIT NO.:	[INSERT NUMBER]

DATE OF ISSUE:	[INSERT DATE]

APPLICANT:	[INSERT APPLICANT NAME AND ADDRESS]

BENEFICIARY:	TWO BATTERYMARCH LLC
ONE BATTERYMARCH PARK
QUINCY, MA 02169-7471

AMOUNT:	[INSERT AMOUNT]

EXPIRATION DATE	[INSERT DATE]

PLACE FOR PRESENTATION OF DOCUMENTS:	[INSERT LOCAL ADDRESS]
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE BENEFICIARY FOR THE ACCOUNT OF THE APPLICANT AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF ANNEX I AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1.	THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.	THE WRITTEN STATEMENT PURPORTEDLY SIGNED BY THE BENEFICIARY STATING THAT:
“BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BETWEEN TWO BATTERYMARCH LLC AND BIOENERGY INTERNATIONAL LLC DATED __________ WITH RESPECT TO PROPERTY LOCATED AT ONE PINE HILL DRIVE, QUINCY, MASSACHUSETTS.”
PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT.
IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS, AT LEAST 30 DAYS PRIOR TO ANY SUCH EXPIRATION DATE, WE SHALL NOTIFY YOU IN

WRITING BY CERTIFIED MAIL AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT, SIGNED BY THE BENEFICIARY, ACCOMPANIED BY A STATEMENT, SIGNED BY THE BENEFICIARY, STATING THAT:
AS OF THE DATE OF THIS DRAWING, THE BENEFICIARY HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO THE BENEFICIARY AS SUBSTITUTE FOR BANK LETTER OF CREDIT NO. [INSERT L/C NO.]
NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE NO EARLIER THAN ____________ , 20___ [FORTY-FIVE DAYS AFTER EXPIRATION DATE OF TERM OF LEASE].
THIS LETTER OF CREDIT IS TRANSFERABLE. YOU MAY TRANSFER THIS LETTER OF CREDIT TO YOUR TRANSFEREE OR SUCCESSOR AT NO COST TO YOU OR YOUR TRANSFEREE BY YOUR DELIVERY TO US OF THE ATTACHED ANNEX II DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY. APPLICANT SHALL BE RESPONSIBLE FOR THE PAYMENT OF ANY TRANSFER FEE AND ANY OTHER REQUIREMENTS RELATIVE TO THE UCP 500 (AS HEREINAFTER DEFINED) AND U.S. GOVERNMENT REGULATIONS.
IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED, THE TRANSFEREE SHALL BE THE BENEFICIARY HEREOF AND DRAFTS AND DOCUMENTS PURSUANT HERETO MUST BE EXECUTED BY A REPRESENTATIVE OF THE TRANSFEREE.
ALL DRAFTS, ACCOMPANYING DOCUMENTS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED UNDER THIS LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER BANK LETTER OF CREDIT NO. [INSERT L/C NO.]”
ALL DRAFTS AND ACCOMPANYING DOCUMENTS MAY BE REPRESENTED AT, AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND DELIVERED TO, OUR OFFICES AT [INSERT ADDRESS OF A BANK LOCATION ACCEPTABLE TO BENEFICIARY].
THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT. BANK SHALL HAVE NO OBLIGATION TO INVESTIGATE THE FACTUAL REPRESENTATIONS CONTAINED IN A DRAW REQUEST.

2

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THE OFFICES SPECIFIED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.
EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE “UCP 500”).
[SIGNATURE]

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ANNEX I

DATE:____________________________	REF. NO._____________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF___________________________________________________	US $___________________________
US DOLLARS_____________________________________________________________________________________

DRAWN UNDER ___________________________________	BANK, STANDBY LETTER OF
NUMBER NO. ______________________________________	CREDIT DATED______________________

__________________________________________________	________________________________________________________
__________________________________________________	(BENEFICIARY’S NAME)
__________________________________________________

__________________________________________________________
AUTHORIZED SIGNATURE

Annex I - Page 1

ANNEX II

DATE:___________________________________

TO:______________________________________	RE: STANDBY LETTER OF CREDIT
_________________________________________	NO. __________ ISSUED BY
_________________________________________	__________________________________________
L/C AMOUNT:
LADIES AND GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
(NAME OF TRANSFEREE)
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER (IN THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
SINCERELY,
________________________________________
(BENEFICIARY’S NAME)
________________________________________
SIGNATURE OF BENEFICIARY

2

________________________________________
SIGNATURE AUTHENTICATED
________________________________________
(NAME OF BANK)
________________________________________
AUTHORIZED SIGNATURE

3

EXHIBIT FP
FLOOR PLANS

CBRE
CB RICHARD ELLIS

EXISTING CONDITIONS - SEPTEMBER 21, 2007

BATTERYMARCH PARK II

ONE PINEHILL DRIVE - THIRD FLOOR - QUINCY, MA

DYER BROWN

Dyer Brown & Associates, Inc.
65 William Street
Suite 110
Wellesley, Massachusetts 02481